EXECUTION VERSION

Exhibit 10.3

VOTING AND SUPPORT AGREEMENT
THIS AGREEMENT is made as of December 18, 2018
AMONG:
LUXFER HOLDINGS PLC, a public limited company existing under the laws of England and Wales (the “Parent”)
- and -
2671219 ONTARIO INC., a corporation existing under the laws of Ontario (the “Purchaser”)
- and -
OPPS NPM S.À R.L, a private limited liability company governed by the laws of the Grand Duchy of Luxembourg (the “Securityholder”)
RECITALS:
1.	The Securityholder is the beneficial owner, directly or indirectly, of the Subject Securities.
2.
The Securityholder understands that the Company, the Parent and the Purchaser have entered into the Arrangement Agreement pursuant to which the Purchaser will acquire all of the outstanding Common Shares by way of a statutory plan of arrangement under the Business Corporations Act (Ontario), subject to the terms and conditions of the Arrangement Agreement.

3.	This Agreement is being entered into to ensure that the Subject Securities will be voted in favour of the Arrangement Resolution.
4.
This Agreement sets out the terms and conditions of the agreement of the Securityholder to abide by the covenants in respect of the Subject Securities and the other restrictions and covenants set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the parties hereto agree as follows:
ARTICLE 1
INTERPRETATION
1.1	Definitions
Capitalized terms used herein and not otherwise defined have the meanings ascribed thereto in the Arrangement Agreement.  In this Agreement, including the recitals:
“affiliate” means, with respect to a Person, another Person that directly or indirectly controls, is controlled by or is under common control with, the first Person, and “control” includes the power to direct or manage the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that individual portfolio companies of any Person that is an investment fund shall not be considered “affiliates” of such investment fund and, for the purposes of this Agreement, the Company shall not be considered an “affiliate” or “Subsidiary” of the Securityholder;
“Agreement” means this voting and support agreement, as may be amended from time to time;
“Alternative Transaction” has the meaning ascribed thereto in Section 4.2;
“Arrangement Agreement” means the arrangement agreement dated the date hereof among the Company, the Parent and the Purchaser, as may be amended from time to time;
“Arrangement Resolution” means the special resolution approving the Plan of Arrangement to be considered at the Company Meeting;
“Beneficially Own” shall have the meaning set forth in Rule 13d-3 under the 1934 Act, except that a Person shall be deemed to “Beneficially Own” all securities that such Person has a right to acquire, whether such right is exercisable immediately or only after the passage of time (and without any additional condition);
“Common Shares” means the common shares in the capital of the Company;
“Company” means Neo Performance Materials Inc., a corporation existing under the laws of the Province of Ontario;
“Company Meeting” means the special meeting of holders of Common Shares, including any adjournment or postponement of such special meeting in accordance with the terms of the Arrangement Agreement, to be called and held in accordance with the Interim Order to consider the Arrangement Resolution;
“Equity Securities” means, with respect to any Person, any (a) membership interests or shares of share capital, (b) equity, ownership, voting, profit or participation interests or (c) similar rights or securities in such Person or any of its Subsidiaries, or any rights to securities convertible into or exchangeable for, options or other rights to acquire from such Person or any of its Subsidiaries, or obligation on part of such Person or any of its Subsidiaries to issue, any of the foregoing;
“Expiry Time” has the meaning ascribed thereto in Section 3.1(a);
“Investor Rights Agreement” means the investor rights agreement among the Parent and the Stockholders (as defined therein) party thereto, the form of which is attached as Schedule E to the Arrangement Agreement;
“Parent” has the meaning ascribed thereto in the recitals;
“Parent Securities” means the outstanding Parent Shares and any Equity Securities related to the Parent Shares;
“Parent Share” means an ordinary share of the Parent;
“Purchaser” has the meaning ascribed thereto in the recitals;
“Standstill Period” means, with respect to the Securityholder, the period from and after the date hereof until the Expiry Time.
“Securityholder” has the meaning ascribed thereto in the recitals;
 “Securityholder Group” means the Securityholder and its parent investment fund(s) (or any successor(s) to such parent investment fund(s)); and
“Subject Securities” means the Common Shares listed in Schedule A hereto and any Subject Securities acquired by the Securityholder or any of its affiliates subsequent to the date hereof, and shall include all securities which such Subject Securities may be converted into, exchanged for or otherwise changed into.
1.2	Interpretation
(a)	In this Agreement, words importing the singular number include the plural and vice versa and words importing gender include the masculine, feminine and neuter genders.
(b)
The division of this Agreement into Articles, Sections and Schedules and the insertion of the headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement and, unless otherwise stated, all references in this Agreement or in the Schedules hereto to Articles, Sections and Schedules refer to Articles, Sections and Schedules of and to this Agreement or of the Schedules in which such reference is made, as applicable.

(c)	References in this Agreement to the words “include”, “includes” or “including” shall be deemed to be followed by the words “without limitation”.
(d)	The word “will” shall be construed to have the same meaning and effect as “shall.”
(e)	The word “or” shall not be exclusive.
1.3	Date for any Action
In the event that any date on which any action is required to be taken hereunder by any of the parties is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.
1.4	Governing Law
This Agreement shall be governed, including as to validity, interpretation and effect, by the laws of the Province of Ontario and the laws of Canada applicable therein, and shall be construed and treated in all respects as an Ontario contract. Each of the parties hereby irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of Ontario in respect of all matters arising under and in relation to this Agreement.
1.5	Incorporation of Schedules
Schedule A attached hereto shall, for all purposes hereof, form an integral part of this Agreement.
ARTICLE 2
REPRESENTATIONS AND WARRANTIES
2.1	Representations and Warranties of the Securityholder
The Securityholder represents and warrants to the Parent and the Purchaser (and acknowledges that the Parent and the Purchaser are relying on these representations and warranties in completing the transactions contemplated hereby and by the Arrangement Agreement) the matters set out below:
(a)
The Securityholder has been duly formed and is valid and subsisting under the laws of its jurisdiction of formation, and the general partner of such limited partnership has been duly incorporated or formed, as the case may be, and is valid and subsisting under the laws of its jurisdiction of incorporation or formation, as the case may be, and has the legal capacity to enter into this Agreement for and on behalf of the limited partnership and bind the limited partnership hereby.

(b)
The Securityholder has all necessary power, authority, capacity and right to enter into this Agreement and to carry out each of its obligations under this Agreement. This Agreement has been duly executed and delivered by the Securityholder and constitutes a valid and binding obligation of the Securityholder enforceable against the Securityholder in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting the enforcement of creditors’ rights generally and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction.

(c)
The Securityholder exercises control or direction over the Subject Securities set forth opposite the name listed in Schedule A hereto. Other than the Subject Securities, neither the Securityholder nor any of its affiliates beneficially own, or exercise control or direction over, any additional securities of the Company or any of its affiliates.

(d)
The Securityholder listed in Schedule A hereto is, and will continue to be at the time at which the Subject Securities are acquired by the Purchaser under the Arrangement, the sole beneficial owner of the Subject Securities, with good and marketable title thereto, free and clear of all liens, claims or encumbrances.

(e)	The Securityholder has the sole right to sell and vote or direct the sale and voting of the Subject Securities.
(f)
No Person has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, acquisition or transfer of any of the Subject Securities or any interest therein or right thereto, except the Purchaser pursuant to the Arrangement Agreement.

(g)
No consent, approval, order or authorization of, or declaration or filing with, any Governmental Entity is required to be obtained by the Securityholder in connection with the execution and delivery of this Agreement and the performance by it of its obligations under this Agreement, other than as contemplated in the Arrangement Agreement.

(h)
There is no proceeding, claim, action or investigation pending before any Governmental Entity or, to the knowledge of the Securityholder, threatened against the Securityholder or any of its properties that, individually or in the aggregate, could reasonably be expected to have an adverse effect on the Securityholder’s ability to execute and deliver this Agreement and to perform its obligations contemplated by this Agreement.

(i)
None of the Subject Securities is subject to any proxy, voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of any of the Company’s securityholders or give consents or approvals of any kind.

(j)
None of the execution and delivery by the Securityholder of this Agreement or the completion of the transactions contemplated hereby or the compliance by the Securityholder with its obligations hereunder will violate, contravene, result in any breach of, or be in conflict with, or constitute a default under, or create a state of facts which after notice or lapse of time or both would constitute a default under, any term or provision of: (i) any constating documents of the Securityholder; (ii) any contract to which the Securityholder is a party or by which the Securityholder is bound; (iii) any judgment, decree, order or award of any Governmental Entity; or (iv) any applicable Laws.

2.2	Representations and Warranties of the Parent and the Purchaser
Each of the Parent and the Purchaser jointly and severally represents and warrants to the Securityholder (and acknowledges that the Securityholder is relying on these representations and warranties in completing the transactions contemplated hereby and by the Arrangement Agreement) the matters set out below:
(a)
Each of the Parent and the Purchaser is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has all necessary corporate power, authority and capacity to enter into this Agreement. The execution and delivery of this Agreement and the performance of this Agreement have been duly authorized by all necessary corporate action on the part of each of the Parent and the Purchaser. This Agreement constitutes a valid and binding obligation of each of the Parent and the Purchaser enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting the enforcement of creditors’ rights generally and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction.

(b)
None of the execution and delivery by the Parent and the Purchaser of this Agreement or the completion of the transactions contemplated hereby or the compliance by the Parent and the Purchaser with the obligations of the Parent and the Purchaser hereunder will violate, contravene, result in any breach of, or be in conflict with, or constitute a default under, or create a state of facts which after notice or lapse of time or both would constitute a default under, any term or provision of: (i) any constating documents of the Parent or the Purchaser; (ii) any contract to which the Parent or the Purchaser is a party or by which the Parent or the Purchaser is bound; (iii) any judgment, decree, order or award of any Governmental Entity; or (iv) any applicable Laws.

(c)
No consent, approval, order or authorization of, or declaration or filing with, any Governmental Entity is required to be obtained by the Parent or the Purchaser in connection with the execution and delivery of this Agreement and the performance by it of its obligations under this Agreement, and the consummation by it of the Arrangement, other than those which are contemplated by the Arrangement Agreement, and other than any consents, approvals, orders or authorizations, declarations or filings which, if not obtained, would not be reasonably expected to, individually or in the aggregate, prevent or materially impede the ability of the Parent or the Purchaser to consummate the Arrangement and the transactions contemplated by the Arrangement Agreement.

(d)
There is no proceeding, claim, action or investigation pending before any Governmental Entity or, to the knowledge of the Parent or the Purchaser, threatened against the Parent or the Purchaser or any of their properties that, individually or in the aggregate, could reasonably be expected to have an adverse effect on the ability of each of the Parent or the Purchaser to execute and deliver this Agreement and to perform its obligations contemplated by this Agreement.

ARTICLE 3
COVENANTS
3.1	Covenants of the Securityholder
(a)
The Securityholder hereby covenants and agrees with the Parent and the Purchaser that from the date of this Agreement until the earlier of (i) the termination of this Agreement in accordance with its terms and (ii) the Effective Time (such earlier time being the “Expiry Time”), the Securityholder shall not:

(i)
without having first obtained the prior written consent of the Parent, in its sole discretion, sell, transfer, gift, assign, convey, pledge, hypothecate, encumber, option or otherwise dispose of any right or interest in (including by way of deposit or tender under a take-over bid) any of the Subject Securities (other than pursuant to a Pre-Acquisition Reorganization), or enter into any agreement, arrangement or understanding in connection therewith, other than pursuant to the Arrangement; or

(ii)
other than as set forth herein, grant or agree to grant any proxies, powers of attorney or right to vote the Subject Securities, deposit any Subject Securities into a voting trust, or enter into a voting agreement, understanding or arrangement, whether written or oral, with respect to the voting of any Subject Securities.

(b)
The Securityholder hereby covenants, undertakes and agrees from time to time, until the Expiry Time to vote (or cause to be voted) all the Subject Securities at any meeting of any of the securityholders of the Company, including the Company Meeting, and in any action by written consent of the securityholders of the Company:

(i)
in favour of the approval, consent, ratification and adoption of the Arrangement Resolution and the transactions contemplated by the Arrangement Agreement (and any actions required for the consummation of the transactions contemplated by the Arrangement Agreement);

(ii)
against any Acquisition Proposal or other offer or proposal made in opposition to, or competition with, or which otherwise could reasonably be expected to interfere with or prevent the consummation of, the transactions contemplated by the Arrangement Agreement; and

(iii)
against any other actions which could reasonably be expected to impede, interfere with, delay, postpone, prevent, frustrate or materially adversely affect the consummation of the transactions contemplated by the Arrangement Agreement.

In connection with the foregoing, subject to this Section 3.1(b), the Securityholder hereby agrees to deposit a proxy or voting instruction form, as the case may be, duly completed and executed in respect of all of the Subject Securities as soon as practicable following the mailing of the Company Circular and in any event at least 10 days prior to the Company Meeting, voting all such Subject Securities in favour of the Arrangement Resolution. The Securityholder hereby agrees that neither it nor any person on its behalf will take any action to withdraw, amend or invalidate any proxy or voting instruction form deposited by the Securityholder pursuant to this Agreement notwithstanding any statutory or other rights or otherwise which the Securityholder might have, unless this Agreement has at such time been previously terminated in accordance with Section 4.1.
(c)	The Securityholder agrees that, until the Expiry Time, neither the Securityholder nor any of its affiliates will, directly or indirectly:
(i)
solicit, initiate, knowingly encourage or otherwise knowingly facilitate (including by way of furnishing or providing copies of, access to, or disclosure of, any confidential information, properties, facilities, books or records of the Company or any Subsidiary or entering into any form of agreement, arrangement or understanding) any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to, an Acquisition Proposal;

(ii)
enter into or otherwise engage or participate in any discussions or negotiations with any Person (other than with the Parent and the Purchaser or any Person acting jointly or in concert with the Purchaser or the Parent) regarding any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to, an Acquisition Proposal;

(iii)
enter into or publicly propose to enter into any letter of intent, memorandum of understanding, merger agreement, plan of arrangement, acquisition agreement or other Contract in respect of an Acquisition Proposal;

(iv)
waive, or otherwise forbear in the enforcement of, or enter into or participate in any discussions, negotiations or agreements to waive or otherwise forbear in respect of, any rights or other benefits under confidentiality agreements, including any standstill provisions thereunder, or any other standstill arrangements;

(v)	without the prior written consent of the Parent, requisition or join in the requisition of any meeting of the securityholders of the Company for the purpose of considering any resolution;
(vi)	solicit proxies or become a participant in a solicitation of proxies in opposition to or competition with the Parent and the Purchaser in connection with the Arrangement;
(vii)	act jointly or in concert with others with respect to voting securities of the Company for the purpose of opposing or competing with the Parent and the Purchaser in connection with the Arrangement; or
(viii)	cooperate in any way with, assist or participate in, knowingly facilitate, initiate or encourage any effort or attempt by any other Person to do or seek to do any of the foregoing.
(d)
The Securityholder will not, and will cause each of its affiliates not to, exercise any dissent or appraisal rights in respect of the Arrangement and the other transactions contemplated by the Arrangement Agreement.

(e)
The Securityholder shall, and shall cause each of its affiliates and instruct its Representatives to, immediately cease and terminate, and cause to be terminated, any solicitation, encouragement, discussion or negotiation or other activities with any Person (other than with the Parent and the Purchaser) with respect to any inquiry, proposal or offer that constitutes, or may reasonably be expected to constitute or lead to, an Acquisition Proposal.

(f)	The Securityholder shall promptly, and in any event within 24 hours, provide notice to the Parent if:
(i)	the Securityholder’s representations or warranties contained in this Agreement becoming untrue or incorrect in any material respect; or
(ii)
the Securityholder or any of its Representatives is in receipt of an Acquisition Proposal that is delivered in the form of a formal written offer. Such notice to the Parent shall be in writing and shall indicate the identity of the Person or Persons who has made the written offer, which written notice shall include a copy of any such written offer and any amendments or supplements thereto.

(g)	The Securityholder shall execute the Investor Rights Agreement on the Effective Date.
(h)
The Securityholder agrees that, until the Expiry Time, the Securityholder and any of its affiliates, shall not take any action, or refrain from taking any action, or permit any action to be taken or not taken, which would reasonably be expected to prevent, materially delay or otherwise impede the consummation of the Arrangement or the transactions contemplated by this Agreement, including, for the avoidance of doubt, the taking of any action or the entering into of any transaction, including any merger, acquisition, joint venture, disposition, lease or contract that would reasonably be expected to prevent, materially delay or impede the obtaining of, or materially increase the risk of not obtaining, any Required Regulatory Approval or otherwise prevent, materially delay or impede the consummation of the transactions contemplated by this Agreement.

(i)
The Securityholder agrees that, until the Expiry Time, the Securityholder and any of its affiliates shall use all commercially reasonable efforts in its capacity as a securityholder of the Company to assist the Company, the Parent and the Purchaser to successfully complete the Arrangement and the other transactions contemplated by the Arrangement Agreement and this Agreement, including cooperating with the Company, the Parent and the Purchaser to make all required regulatory filings, provided, however, that the Parent, after consulting with the Securityholder in good faith and giving reasonable consideration to the input of the Securityholder and its legal counsel on such matter, shall have the right to direct the strategy, response or defense made to a Governmental Entity, consistent with its obligation in Section 4.5(1) of the Arrangement Agreement.

(j)	The Securityholder, on behalf of itself and its affiliates, hereby:
(i)
consents to details of this Agreement being set out in any press release, information circular and court documents produced by the Company or any of its affiliates in connection with the transactions contemplated by this Agreement and the Arrangement Agreement and any other required filings under Canadian Securities Laws or otherwise required by Law; provided, however, that to the extent any such document contains disclosure regarding the Securityholder or its affiliates, the Securityholder has been provided with a reasonable opportunity to review and comment on such disclosure and reasonable consideration has been given by the Company to any such comments;

(ii)
authorizes the Parent and its affiliates to publish and disclose in any announcement or disclosure required by the SEC, the NYSE, and, to the extent required by U.S. Securities Laws, any proxy statement (including all documents and schedules filed with the SEC in connection therewith) and any other required filings under U.S. Securities Laws or otherwise required by Law, its identity and ownership of the Subject Securities and the nature of its commitments, arrangements and understandings under this Agreement; provided, however, that the Securityholder has been provided with a reasonable opportunity to review and comment on any such announcement or disclosure required by the SEC; and

(iii)	consents to this Agreement being made publicly available as required by Law.
(k)
Except as required by applicable Law or applicable stock exchange requirements, the Securityholder shall not, and shall ensure that its affiliates do not, make any public announcement or statement with respect to the transactions contemplated herein or pursuant to the Arrangement Agreement without the prior written approval of the Parent.

(l)
The Securityholder shall not bring, or threaten to bring, any suit or proceeding for the purpose of, or which has the effect of, directly or indirectly, impeding, delaying or varying the Arrangement or any aspect thereof and shall opt out of any class in any class action with respect to, any claim, derivative or otherwise, against the Company or any of its Subsidiaries (or any successor) relating to the negotiation, execution and delivery of this Agreement, the Arrangement Agreement or any other documentation entered into between the Parent and/or the Purchaser and the Company in connection with the Arrangement.

3.2	Standstill
(a)
During the Standstill Period, the Securityholder shall not, nor shall it direct or cause any member of its Securityholder Group or its and their respective affiliates and Representatives (on behalf of such Securityholder) to, directly or indirectly: (i) make, or in any way participate or engage in, any “solicitation” of “proxies” (as such terms are used and defined in the rules promulgated the 1934 Act) to vote any Parent Securities (whether at a stockholders meeting of the Parent or by written consents for action by stockholders in lieu of a meeting, or deposit any Parent Securities in a voting trust or subject them to a voting agreement or other agreement of similar effect) for purposes of electing directors to the Parent Board, (ii) make any proposal to acquire or acquire, directly or indirectly, by purchase or otherwise, Beneficial Ownership of any Parent Securities if, after giving effect to such acquisition, its Stockholder Group, together with their respective affiliates, in the aggregate, would have Beneficial Ownership of more than five percent (5%) of the issued and outstanding Parent Securities, (iii) propose to enter into, directly or indirectly, any merger, consolidation, business combination or other similar transaction involving the Parent, or make any tender offer or exchange offer for Parent Securities, (iv) form, join or in any way participate in or enter into any agreement, arrangement or understanding with a “group” (within the meaning of Section 13(d)(3) of the 1934 Act) with respect to any Parent Securities, other than with each other, (v) publicly disclose, directly or through any Representative, any intention, plan or arrangement inconsistent with the foregoing or (vi) advise, assist or encourage, or enter into any discussions, negotiations, agreements or arrangements with, any other person in connection with any of the foregoing.

(b)
Notwithstanding the foregoing Section 3.2(a), the Securityholder may make requests (but only privately to the Parent and not publicly) for amendments, waivers, consents under or agreement not to enforce, the foregoing restrictions in Section 3.2(a), to allow the Securityholder to make proposals or offers (but only privately to the Parent and not publicly) regarding the transactions contemplated by Section 3.2(a)(iii) on a negotiated basis.

3.3	Covenants of the Parent and the Purchaser
Subject to Section 4.1, each of the Parent and the Purchaser shall take all steps required of it to cause the Arrangement to occur in accordance with the terms of and subject to the conditions set forth in the Arrangement Agreement.
ARTICLE 4
GENERAL
4.1	Termination
This Agreement shall terminate and be of no further force or effect upon the earliest of:
(a)	the mutual agreement in writing of the Parent, the Purchaser and the Securityholder;
(b)	written notice by the Securityholder to the Parent if:
(i)
the Parent, without the prior written consent of the Securityholder, in its sole discretion, varies the terms of the Arrangement Agreement in a manner that is materially adverse to the Securityholder; or

(ii)	the Arrangement Agreement is terminated in accordance with its terms;
(c)	written notice by the Parent to the Securityholder if:
(i)	any representation or warranty of the Securityholder under this Agreement is untrue or incorrect in any material respect;
(ii)
the Securityholder has not complied in any material respect with any of its covenants contained herein (following written notice by the Parent to the Securityholder of such non-compliance and provided such non-compliance is not cured within two (2) Business Days of the date such notice was received by the Securityholder); or

(iii)	the Arrangement Agreement is terminated in accordance with its terms;
(d)	the Effective Time; or
(e)	the Outside Date, as such date may be extended pursuant to the terms of the Arrangement Agreement.
4.2	Alternative Transaction
In the event that the Parent proposes to implement a transaction structure other than a plan of arrangement (an “Alternative Transaction”) that would provide the Securityholder with a financial result equivalent to or better than the terms presently contemplated by the Arrangement Agreement, the Securityholder shall support the completion of the Alternative Transaction, including in the case of a take-over bid made by the Parent or any of its affiliates, tendering its Subject Securities to such bid and not withdrawing such Subject Securities prior to the expiry of the bid.  If any Alternative Transaction involves a meeting or meetings of securityholders of the Company, the Securityholder shall vote (or cause to be voted) all the Subject Securities in favour of any matters necessary or ancillary to the completion of the Alternative Transaction and waives, and agrees not to assert or exercise any dissent rights or appraisal rights under any applicable Laws in connection with the Alternative Transaction. In the event of any proposed Alternative Transaction, the references in this Agreement to the Arrangement shall be deemed to be changed to “Alternative Transaction” and all terms, covenants, representations and warranties of this Agreement shall be and shall be deemed to have been made in the context of the Alternative Transaction. In the event of any binding written agreement between the Company, the Parent and the Purchaser to implement an Alternative Transaction, at the request of the Parent, the Securityholder shall execute and deliver an agreement in writing, no less favourable to the Securityholder than this Agreement, giving effect to and evidencing the foregoing and such other amendments to this Agreement as may be reasonably necessary to give effect to the foregoing.
4.3	Time of the Essence
Any date, time or period referred to in this Agreement shall be of the essence, except to the extent to which the Securityholder and the Purchaser agree in writing to vary any date, time or period, in which event the varied date, time or period shall be of the essence.
4.4	Effect of Termination
If this Agreement is terminated in accordance with the provisions of Section 4.1, no party shall have any further liability to perform its obligations under this Agreement except as expressly contemplated by this Agreement, and provided that neither the termination of this Agreement nor anything contained in Section 4.1 shall relieve any party from any liability for any breach by it of this Agreement, including from any inaccuracy in its representations and warranties and any non-performance by it of its covenants made herein.
4.5	Equitable Relief
The parties agree that irreparable harm would occur, for which money damages would not be an adequate remedy at law, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to interlocutory, preliminary and permanent injunctive relief, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement, and to enforce compliance with the terms of this Agreement without the proof of actual damages and without any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief, this being in addition to any other remedy to which the parties may be entitled at law or in equity.
4.6	Fiduciary Duty
Nothing herein shall restrict or limit the actions of any director or officer required to be taken in the discharge of his fiduciary duty as a director or officer of the Company.  The Parent and the Purchaser agree that the Securityholder is not making any agreement or understanding herein in any capacity other than in its capacity as a shareholder of the Company.
4.7	Waiver; Amendment
Each party hereto agrees and confirms that any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all the parties or in the case of a waiver, by the party against whom the waiver is to be effective and no failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise.
4.8	Entire Agreement
This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto.
4.9	Notices
Any notice, consent or approval required or permitted to be given in connection with this Agreement shall be in writing and shall be sufficiently given if delivered (whether in person, by courier service or other personal method of delivery), or if transmitted by email:
(a)	if to the Parent or the Purchaser:

Luxfer Holdings PLC
Lumns Lane
Manchester, England
M27 8LN

Attention:	Alok Maskara
Email:	alok.maskara@luxfer.com

with a copy (which shall not constitute notice) to:
Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York
10004

Attention:	Christopher Ewan
Email:	christopher.ewan@friedfrank.com

with a copy (which shall not constitute notice) to:
Torys LLP
79 Wellington Street West, Suite 3000
Toronto, Ontario
M5K 1N2

Attention:	John Emanoilidis
Email:	jemanoilidis@torys.com

(b)	if to the Securityholder:
OPPS NPM S.À.R.L. c/o Oaktree Capital Management, L.P. 333 S. Grand Avenue, 28th Floor Los Angeles, California 90071

Attention:	Emily Stephens, Managing Director
Email:	estephens@oaktreecapital.com

Any notice delivered or transmitted to a party as provided above shall be deemed to have been given and received on the day it is delivered or transmitted, provided that it is delivered or transmitted on a Business Day prior to 5:00 p.m. local time in the place of delivery or receipt.  If the notice is delivered or transmitted after 5:00 p.m. local time or if the day is not a Business Day, then the notice shall be deemed to have been given and received on the next Business Day.  Either party hereto may, from time to time, change its address by giving notice to the other party in accordance with the provisions of this Section.
4.10	Severability
If, in any jurisdiction, any provision of this Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other parties or circumstances.  For greater certainty, if any provision of this Agreement, the Arrangement Agreement or the Plan of Arrangement is interpreted by a regulatory authority in a manner that would result in the intentions set out in this Agreement with respect to the voting of the Subject Securities not being achieved, it will be deemed to be incapable of being enforced to the extent necessary so that such intentions can be realized.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.
4.11	Successors and Assigns
The provisions of this Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors, permitted assigns and legal personal representatives, provided that no party may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement without the prior written consent of the other parties hereto.
4.12	Expenses
Each party shall pay all costs and expenses (including the fees and disbursements of legal counsel and other advisers) it incurs in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated by this Agreement.
4.13	Independent Legal Advice
Each of the parties hereby acknowledges that it has been afforded the opportunity to obtain independent legal advice and confirms by the execution and delivery of this Agreement that they have either done so or waived their right to do so in connection with the entering into of this Agreement.
4.14	Further Assurances
The parties hereto shall, with reasonable diligence, do all things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each party shall provide such further documents or instruments required by the other party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions, whether before or after the Effective Time.
4.15	Execution and Delivery
This Agreement may be executed by facsimile or other electronic signature and in counterparts, each of which shall be deemed an original, and all of which together constitute one and the same instrument.
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IN WITNESS OF WHICH the parties have executed this Agreement.

LUXFER HOLDINGS PLC
By:	/s/ Alok Maskara
Name: Alok Maskara Title: Chief Executive Officer

2671219 ONTARIO INC.
By:	/s/ Nancy Marie Martin
Name: Nancy Marie Martin Title: Director

OPPS NPM S.À R.L
By:	/s/ Martin Eckel
Name: Martin Eckel Title: Manager
By:	/s/ Federik Grysolle
Name: Frederik Grysolle Title: Manager

SCHEDULE A

Beneficial Owner	Number of Common Shares
OPPS NPM S.À R.L	25,781,100